STOCKHOLDERS AGREEMENT

                                  dated as of

                               November 1, 1995

                                 by and among

                           THE SK EQUITY FUND, L.P.,

                           SK INVESTMENT FUND, L.P.,

                          THE STOCKHOLDERS listed on

                          the signature pages hereof

                                      and

                         HIBBETT SPORTING GOODS, INC.




                               TABLE OF CONTENTS

                                                                          Page



                                   ARTICLE I
                                  DEFINITIONS

          1.1Definitions................................................  1



                                   ARTICLE 2
                             CORPORATE GOVERNANCE

          2.1Composition of the Board...................................  9
          2.2Removal....................................................  9
          2.3Vacancies..................................................  9
          2.4Action by the Board........................................ 10
          2.5Conflicting Charter or Bylaw Provisions.................... 10
          2.6Corporate Governance....................................... 10
          2.7Meetings, Etc.............................................. 11


                                   ARTICLE 3
                           RESTRICTIONS ON TRANSFER

          3.1General.................................................... 12
          3.2Legend on Share Certificates............................... 15
          3.3Permitted Transferees...................................... 16
          3.4The Trusts................................................. 16


                                   ARTICLE 4
                       RIGHTS TO PARTICIPATE IN A SALE;
                            RIGHTS TO COMPEL A SALE

          4.1Right to Participate in a Sale............................. 17
          4.2Right to Compel Participation in Certain Transfers......... 20
          4.3Improper Transfer.......................................... 22


                                   ARTICLE 5
                              REGISTRATION RIGHTS

          5.1Demand Registration........................................ 22
          5.2Incidental Registration.................................... 25
          5.3Holdback Agreements........................................ 27
          5.4Registration Procedures.................................... 27
          5.5Indemnification by the Company............................. 31
          5.6Indemnification by Participating Stockholders.............. 32
          5.7Conduct of Indemnification Proceedings..................... 33
          5.8Contribution............................................... 34
          5.9Participation in Public Offering........................... 35
          5.10Other Indemnification..................................... 35
          5.11Use of Proceeds........................................... 36
          5.12Transfer of Shares While Anderson Subordinated Notes
              Outstanding; Call of Callable Shares...................... 36

                                   ARTICLE 6
                                 MISCELLANEOUS

          6.1Information................................................ 37
          6.2Entire Agreement........................................... 37
          6.3Binding Effect; Benefit.................................... 38
          6.4Assignability.............................................. 38
          6.5Amendment; Waiver; Termination............................. 38
          6.6Notices.................................................... 39
          6.7Headings................................................... 40
          6.8Counterparts............................................... 41
          6.9Applicable Law............................................. 41
          6.10Specific Enforcement...................................... 41
          6.11Consent to Jurisdiction................................... 41
          6.12Notice of Ownership Change................................ 41
          6.13WAIVER OF JURY TRIAL...................................... 42



                            STOCKHOLDERS AGREEMENT


               AGREEMENT dated as of November 1, 1995 among The SK Equity Fund, L.P., a Delaware limited partnership (the "Equity Fund"), SK Investment Fund, L.P., a Delaware limited partnership (the "Investment Fund"), the Stockholders listed on the signature pages hereof and Hibbett Sporting Goods, Inc., an Alabama corporation (the "Company").


                             W I T N E S S E T H:


               WHEREAS, pursuant to the Stock Purchase and Redemption Agreement dated as of [November 1], 1995 (the "Stock Purchase and Redemption Agreement") by and among the Equity Fund, the Investment Fund, the Stockholders named therein and the Company, the Equity Fund and the Investment Fund, concurrently with the execution of this Agreement, are acquiring shares ("Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company; and

               WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Securities Purchase and Redemption Agreement;

               NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Securities Purchase and Redemption Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

               1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

               "Affiliate" means, at any time and with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

               "Aggregate Ownership" means, at any time and with respect to any Stockholder or group of Stockholders, the total number of Shares "beneficially owned" (as such term is defined in Rule 13d-3 under the Exchange
Act) (without duplication) by such Stockholder or group of Stockholders at such time, calculated on a Fully Diluted basis and taking into account any stock dividend, stock split or reverse stock split.

               "Anderson Group" means the Anderson Stockholders and their respective Permitted Transferees.

               "Anderson Stockholders" means Charles C. Anderson, Joel R. Anderson, Charles C. Anderson, Jr., Terrence C. Anderson, Clyde B. Anderson, Harold M. Anderson, the Trusts, Gerald H. Daugherty, Martin R. Abroms and Sandra B. Cochran.

               "Anderson Subordinated Note" means any Subordinated Note issued by the Company to any member of the Anderson Group as part of the transaction contemplated by the Stock Purchase and Redemption Agreement; provided that any Subordinated Note (or part thereof) shall cease to be an "Anderson Subordinated Note" upon Transfer thereof to any Person other than a member of the Anderson Group, and such Subordinated Note (or part thereof) shall not be deemed an "Anderson Subordinated Note" even if it (or part thereof) is acquired subsequently to such Transfer by a member of the Anderson Group.

               "Board" means the board of directors of the Company.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in either New York City or in the state of Alabama are authorized by law to close.

               "Bylaws" means, with respect to any corporate entity, the bylaws of such corporate entity, as amended from time to time.

               "Callable Shares" means those certain Shares held by members of the Anderson Group described in Section 2.5 of the Stock Purchase and Redemption Agreement until such Shares either (i) cease to be "Callable Shares" pursuant to Section 3.1(e) or (ii) are called by the Company pursuant to Section 5.12(b).

               "Charter" means, with respect to any corporate entity, the articles of incorporation of such corporate entity, as amended from time to time.

               "Closing Date" has the meaning set forth in the Stock Purchase and Redemption Agreement.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fully Diluted" means, with respect to Common Stock and without duplication, all outstanding Shares and all Shares issuable in respect of securities convertible into or exchangeable for Common Stock, options, warrants and other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock; provided that, to the extent any of the foregoing options, warrants or other rights to purchase or subscribe for Common Stock are subject to vesting, the Shares subject to vesting shall be included in the definition of "Fully Diluted" only upon and to the extent of such vesting.

               "Funds" means the Equity Fund and the Investment Fund, collectively, and their respective Permitted Transferees.

               "Initial Public Offering" means the initial sale after the date hereof of Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form).

               "Majority Anderson Stockholders" means, at any time, the Anderson Stockholders holding the majority of the total number of Shares at such time held by the Anderson Group.

               "Management Group" means the Management Stockholder and his Permitted Transferees.

               "Management Letter Agreement" means the Letter Agreement dated as of November 1, 1995 between the Board and Michael J. Newsome.

               "Management Stockholder" means Michael J. Newsome.

               "Option Plan" has the meaning set forth in the Management Letter Agreement.

               "Original Anderson Shares" means, at any time, the number of Shares (other than Callable Shares) owned by the Anderson Stockholders immediately following consummation of the transactions contemplated by this Agreement and the Stock Purchase and Redemption Agreement, as adjusted for any subsequent stock split or reverse stock split.

               "Other Stockholders" means the Anderson Group and the Management Group, collectively.

               "Permitted Transferee" means:

               (i) in the case of any of the Funds (A) any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of a general or limited partnership interest in either Fund (a "Fund Partner"), and any Affiliated Employee Benefit Trust or a natural person that is an Affiliate of any Fund Partner (collectively, the "Fund Affiliates"),
         (B) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons who are natural persons covered by clause (A) (collectively, "Fund Associates"); or (C) a trust, a corporation, a limited liability company or a partnership, in each case (1) the beneficial ownership interests of which are held only by Fund Affiliates, Fund Associates, their spouses or their lineal descendants or (2) which was not formed for the purpose of taking an investment in the Shares and in which at least 80% of the beneficial ownership interest is held by Fund Affiliates, Fund Associates, their spouses or their lineal descendants;

              (ii) in the case of any member of the Anderson Group (A) any Anderson Stockholder, (B) any spouse or lineal descendant of any Anderson Stockholder, (C) a Person to whom Shares are transferred from such Anderson Stockholder by will or the laws of descent and distribution or (D) a trust, a corporation, a limited liability company or a partnership, in each case (1) the beneficial ownership interests of which are held only by members of the Anderson Group or
         (2) which was not formed for the purpose of taking an investment in the Shares and in which at least 80% of the beneficial ownership interest is held by members of the Anderson Group; and

               (iii) in the case of any member of the Management Group (A) any spouse or lineal descendent of the Management Stockholder, (B) a Person to whom Shares are transferred from the Management Stockholder by will or the laws of descent and distribution or (C) any trust that is for the exclusive benefit of the members of the Management Group;

provided that no Person which carries on an active trade or business that competes with the business of the Company or any of its subsidiaries may be a Permitted Transferee of any of the foregoing.

               "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Public Offering" means an underwritten public offering of Registrable Stock of the Company pursuant to an effective registration statement under the Securities Act.

               "Registrable Stock" means any Shares (other than Callable Shares) until (i) a registration statement covering such Shares has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 are met or under which they may be sold pursuant to Rule 144(k) or (iii) such Shares are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

               "Registration Expenses" means (i) all registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and reasonable and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to
Section 5.4(h)), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Stockholders participating in the offering selected (A) by the Funds, in the case of any offering in which the Funds participate, or (B) in any other case, by the Other Stockholders holding the majority of Shares to be sold for the account of all Other Stockholders in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD"), (ix) fees and expenses in connection with listing the Shares on securities exchanges and (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Stockholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

               "Rule 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "SK Subordinated Note" means any Subordinated Note issued by the Company to any of the Funds as part of the transaction contemplated by the Stock Purchase and Redemption Agreement; provided that any Subordinated Note (or part thereof) shall cease to be an "SK Subordinated Note" upon Transfer thereof to any Person other than the Funds, and such Subordinated Note (or part thereof) shall not be deemed an "SK Subordinated Note" even if it (or part thereof) is acquired subsequently to such Transfer by the Funds.

               "Stockholder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 6.4, or otherwise, so long as such Person shall (i) beneficially own any Shares or (ii) have any options, warrants or other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock.

               "Subordinated Notes" means the Company's 12% Subordinated Notes due 2002.

               "Third Party" means a prospective purchaser of Shares from a Stockholder where such purchaser is not a Permitted Transferee of such Stockholder.

               "Transfer" means:

               (i) in the case of any of the Funds, any sale, assignment or transfer (but not a pledge or a grant of a participation interest), and

               (ii) in the case of any member of the Anderson Group or the Management Group, any sale, assignment, transfer, grant of a participation interest, pledge or any other disposition.

The verb "Transfer" and the words "Transferring" and "Transferred" have correlative meanings.

               "Trusts" means First Anderson Grandchildren's Trust F/B/O Charles C. Anderson III, First Anderson Grandchildren's Trust F/B/O Lauren A. Anderson, First Anderson Grandchildren's Trust F/B/O Hayley E. Anderson, Second Anderson Grandchildren's Trust F/B/O Alexandra R. Anderson, Third Anderson Grandchildren's Trust F/B/O Taylor Claire Anderson, Fourth Anderson Grandchildren's Trust F/B/O Carson Caine Anderson, Fifth Anderson Grandchildren's Trust F/B/O Harold M. Anderson, Jr., Sixth Anderson Grandchildren's Trust F/B/O Bentley Barbour Anderson, Seventh Anderson Grandchildren's Trust F/B/O Olivia Barbour Anderson, The Ashley R. Anderson Trust and Joel R. Anderson II Trust.

               (b) The term the "Funds", to the extent any of them shall have transferred any of its Shares to "Permitted Transferees", shall mean the Funds and the Permitted Transferees of the Funds, taken together, and any right or action that may be taken at the election of the Funds may be taken at the election of the Funds and such Permitted Transferees.

               (c) Except as otherwise provided herein, any right or action that may be taken at the election of the Anderson Group shall be taken by a designee of the Anderson Group (the "Anderson Designee") on behalf thereof, such designee being designated by the Majority Anderson Stockholders from time to time. The initial Anderson Designee will be Clyde B. Anderson. Any change in the Anderson Designee will become effective upon notice in accordance with
Section 6.6 from the Majority Anderson Stockholders to the Company, the Funds and the Management Designee.

               (d) Except as otherwise provided herein, any right or action that may be taken at the election of the Management Group shall be taken by a designee of the Management Group (the "Management Designee") on behalf thereof, such designee being designated by the holders of the majority of the Shares held by the members of the Management Group from time to time. The initial Management Designee will be Michael J. Newsome or, in the event of his death or incapacity, his successor. Any change in the Management Designee will become effective upon notice in accordance with Section 6.6 from the holders of the majority of the Shares held by the members of the Management Group at the time of such notice to the Company, the Funds and the Anderson Designee.

               (e) The term "Shares" shall include any Callable Shares unless expressly provided otherwise herein.

               (f) Each of the following terms is defined in the Section set forth opposite such term:

               Term                                Section

               Anderson Director                   2.1(a)
               beneficially own                    1.1(a)
               Company Acceptance                  3.1(c)(i)
               Demand Registration                 5.1(a)
               Excess Number                       4.1(a)
               Holders                             5.1(a)
               Incidental Registration             5.1(a)
               Indemnified Party                   5.7
               Indemnifying Party                  5.7
               Independent Director                2.1(a)
               Inspectors                          5.4(g)
               Maximum Offering Size               5.1(d)
               Nominee                             2.3(a)
               Participating Shares                4.1(a)
               Pro Rata Portion                    3.1(d)
               Purchase Rights                     3.5
               Purchase Shares                     4.1(a)
               Records                             5.4(g)
               Restriction Termination Date        3.1(b)
               Section 4.1 Notice                  4.1(a)
               Section 4.1 Notice Period           4.1(a)
               Section 4.1 Pro Rata Portion        4.1(a)
               Section 4.1 Sale                    4.1(a)
               Section 4.1 Sale Price              4.1(a)
               Section 4.1 Seller                  4.1(a)
               Section 4.2 Notice                  4.2(a)
               Section 4.2 Notice Period           4.2(a)
               Section 4.2 Sale                    4.2(a)
               Section 4.2 Sale Price              4.2(a)
               Selling Stockholder                 5.1(a)




                                   ARTICLE 2
                             CORPORATE GOVERNANCE

               2.1 Composition of the Board. (a) Initially and then for so long as the number of Shares held by the Anderson Group equals or exceeds 50% of the Original Anderson Shares, the Board shall consist of five directors, three of whom will be designated by the Funds, one of whom will be an officer of the Company designated by the Board, and one of whom will be designated by the Anderson Designee (the "Anderson Director"). The initial directors designated by the Funds are Messrs. John F. Megrue, F. Barron Fletcher, III and another director to be named by the Funds after the date hereof, the initial Anderson Director is Mr. Clyde B. Anderson, and the officer of the Company initially designated by the Board is Mr. Michael J. Newsome. One of the directors designated by the Funds shall be elected as the Chairman of the Board. After the number of Shares held by the Anderson Stockholders falls below 50% of the number of the Original Anderson Shares, all the directors will be elected in accordance with the Charter of the Company, the Bylaws of the Company and the applicable provisions of law. The Company will pay each member of the Board (other than an employee of the Company) an annual fee of $20,000, which may be waived by a director entitled thereto.

               (b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.1.

               2.2 Removal. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.1 unless such removal shall be for cause or the Persons entitled to designate or nominate such director shall have consented to such removal in writing.

               2.3 Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

               (a) the Person or Persons entitled under Section 2.1 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the "Nominee") to fill such vacancy and serve as a director of the Company; and

               (b) each Stockholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board.

               2.4 Action by the Board. (a) A quorum of the Board shall consist of three directors, of whom at least two must be designees of the Funds. All actions of the Board shall require the affirmative vote of at least a majority of the directors present at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; provided that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

               (b) The Board may create executive, compensation and audit committees, as well as such other committees as it may determine, and each such committee shall consist of at least three members of the Board. The Funds shall be entitled to majority representation on each committee created by the Board and, for so long as provisions of Section 2.1(a) remain in effect, the Anderson Director shall be a member of each committee, unless his membership is prohibited under applicable law or creates a conflict of interest or the appearance of a conflict of interest.

               2.5 Conflicting Charter or Bylaw Provisions. Each Stockholder shall vote its Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the Company's Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

               2.6 Corporate Governance. For so long as the number of Shares held by the Anderson Group equals or exceeds 50% of the Original Anderson Shares, the Company shall not take any action regarding the following matters without the affirmative vote of the Board, with the Anderson Director voting in the affirmative:

               (i) any amendment of the Charter or Bylaws of the Company or any of its subsidiaries;

               (ii) any sudden and material change in the line of business of the Company or any of its subsidiaries from that conducted on the date hereof;

             (iii) except for any payments by the Company to Saunders, Karp & Co., L.P. pursuant to letter agreements executed on or about the date hereof, any transaction between the Company or any of its subsidiaries and (A) an Affiliate of the Company or any of its subsidiaries, or (B) an officer, director or Stockholder of the Company or any of its subsidiaries or an Affiliate of any of them, except any such transaction involving the purchase and sale of products on commercially reasonable terms in the ordinary course of business; and

               (iv) prior to the completion of the audit of the Company's financial statements for fiscal 1997, any change of the Company's auditors.

               2.7 Meetings, Etc. (a) The Board shall hold a regularly scheduled meeting at least once every calendar quarter, at which the Company's financial statements for the immediately preceding fiscal quarter or fiscal year, as the case may be, will be discussed.

               (b) Mr. Michael J. Newsome's employment with the Company shall not be terminated except (i) at the Board meeting at which such termination is on the agenda and about which the Anderson Director has been notified in accordance with the Company's Bylaws; provided that the vote of the majority of directors present at such meeting shall constitute a valid action of the Board regardless of whether the Anderson Director concurs in such action and
(ii) due to his action or failure to act, which action or failure to act, as determined by the Board in accordance with the preceding clause (i), either has been or could have been detrimental to the Company or the Funds.

               2.8 Issuances of Equity. The Company shall not issue any Shares (or any options to acquire or warrants or other securities convertible into or exercisable or exchangeable for Shares) unless such Shares (or such options to acquire or such securities convertible into or exercisable or exchangeable for Shares, as the case may be) are issued at fair market value as determined by the Board in good faith and in its sole discretion; provided that in no event shall the issuance by the Company of Shares in any Public Offering be subject to this Section 2.8.


                                   ARTICLE 3
                           RESTRICTIONS ON TRANSFER

               3.1 General. (a) Subject to Section 3.1(e), until the earlier of the fifth anniversary of the Closing Date and the Initial Public Offering, no Other Stockholder may, directly or indirectly, Transfer any Shares owned by such Stockholder to a Third Party (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any Shares), except as permitted or required by Articles 3, 4 and 5 of this Agreement.

               (b) Subject to Section 3.1(e), after the earlier of the fifth anniversary of the Closing Date and the Initial Public Offering, no Other Stockholder may, directly or indirectly, Transfer any Shares owned by such Stockholder to a Third Party (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any Shares) except (i) pursuant to Rule 144 or (ii) as otherwise expressly permitted or required by Articles 3, 4 and 5 of this Agreement (including, but not limited to, pursuant to Section 3.1(c)).

               (c) Subject to Section 3.1(e), except as provided in Articles 4 or 5, if, at any time after the fifth anniversary of the Closing Date but before the Initial Public Offering, any Other Stockholder proposes to Transfer for value in accordance with Section 3.1(b)(ii) any or all of such Other Stockholder's Shares to any Third Party, such Other Stockholder shall obtain a bona fide written offer for such purchase or transfer from such Person and shall give prompt notice to the Company (a "Notice of Offer") which notice shall contain (i) a true and complete copy of the offer; (ii) the number of Shares which such Other Stockholder wishes to sell; and (iii) the proposed purchase price and all other material terms and conditions of the offer. The date on which the Notice of Offer is received is referred to hereinafter as the "Notice Date". Each Notice of Offer shall be deemed an irrevocable offer to sell, on the terms set forth in such Notice of Offer and herein, all, but not less than all, of the Shares which such Other Stockholder desires to sell, and the Company will have the irrevocable and exclusive option, as hereinafter provided, to buy on the terms set forth in such Notice of Offer all, but not less than all, of the Shares which such Other Stockholder wishes to sell.

               (i) Within 15 Business Days following the Notice Date, the Company shall notify such Other Stockholder whether the Company elects to purchase all of such Shares (a "Company Acceptance"). If such Other Stockholder does not receive the Company Acceptance within such period, the Company shall be deemed to have declined to purchase such Shares. The Company Acceptance shall be deemed to be a legal obligation to purchase from such Other Stockholder all of such Shares upon the terms specified in the Notice of Offer.

             (ii) The purchase price for the Shares sold to the Company pursuant to this Section 3.1 shall be the purchase price contained in the Notice of Offer.

            (iii) Upon exercise of its right of first refusal, the Company and such Other Stockholder shall be respectively legally obligated to consummate the purchase and sale contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith; provided, however, that such Other Stockholder shall not be required to sell less than all of its Shares offered. If the Company does not exercise its respective right of first refusal hereunder with respect to all offered Shares within the time specified for such exercise, such Other Stockholder shall be free, during a period of six months following the expiration of the period specified for such exercise, to sell the Shares specified in such Notice of Offer, but only to the Third Party specified in the Notice of Offer at a price not less than the price set forth, and on other terms and conditions substantially similar to those set forth, in such Notice of Offer.

             (iv) The Closing of purchases of such Other Stockholder's Shares by the Company pursuant to this Section 3.1(c) shall take place after the termination of the 15 Business Day period following the Notice Date at 11:00 a.m. at the principal offices of the Company, or at such other time or place as the parties may agree. At such closing, such Other Stockholder shall sell to the Company full right, title and interest in and to the Shares so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature and shall deliver to the Company a certificate or certificates evidencing the Shares sold, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed, and with all necessary transfer tax stamps affixed thereto at the expense of such Other Stockholder. The Company shall deliver to such Other Stockholder, in full payment of the purchase price of the Shares purchased, a federal funds check payable to the order of such Other Stockholder or wire transfer in immediately available funds in the amount determined pursuant to Section 3.1(c)(ii).

               (v) The Company may, at any time after exercise of its right of first refusal pursuant to this Section 3.1(c), assign its right to purchase any or all of the Shares and may designate in the Company Acceptance any Person or Persons to take title to all or part of the Shares subject to such option, but this will not relieve the Company of the obligation to pay the 3.5 purchase price if not paid by the assignee. Upon such assignment, such Person shall have the irrevocable commitment to purchase such Shares on the same terms and subject to the same conditions set forth in this Section 3.1(c).

               (d) Without in any way limiting the other provisions of this Agreement, no Stockholder may Transfer any Shares at any time except in compliance with applicable federal, state or foreign securities laws.

               (e)(i) Notwithstanding any other provision of this Agreement, no Stockholder may, at any time, directly or indirectly, Transfer any Callable Shares, except that (A) Callable Shares may be so Transferred pursuant to
Section 4.2 in a Section 4.2 Sale or (B) a Corresponding Number of Callable Shares may be Transferred by a member of the Anderson Group to another member of the Anderson Group concurrently with the Transfer of, and to the transferee of, the corresponding underlying principal amount of Anderson Subordinated Notes; provided that the Company may call the Callable Shares pursuant to
Section 5.12.

               (ii) Upon Transfer of any principal amount of the Anderson Subordinated Note by any member of the Anderson Group to any Person other than another member of the Anderson Group, a Corresponding Number of Callable Shares held by such member of the Anderson Group shall cease to be "Callable Shares" (regardless whether it is Transferred with the underlying principal amount of the Anderson Subordinated Note or not) and shall become "Shares" hereunder subject to all the other provisions of this Agreement; provided that if such Corresponding Number includes a fraction of a Share, then such a fraction shall be carried forward and added to a Corresponding Number calculated in connection with a subsequent Transfer of any principal amount of the Anderson Subordinated Note by such member of the Anderson Group. Upon consummation of any Section 4.2 Sale, all "Callable Shares" Transferred in such Section 4.2 Sale shall cease to be "Callable Shares".

               For purposes of this clause (ii), "Corresponding Number" means, with respect to any principal amount of Anderson Subordinated Notes, a number arrived at by multiplying such principal amount by a fraction, the numerator of which is the number of Callable Shares outstanding on the Closing Date (as adjusted to reflect stock splits, reverse stock splits and other combinations of stock, stock dividends, recapitalizations and other similar transactions) and the denominator of which is 11,426,000.

               3.2 Legend on Share Certificates. (a) In addition to any other legend that may be required, each certificate for Shares that is issued to any Stockholder shall bear a legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL GRANTED TO THE COMPANY PURSUANT TO THE STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 1, 1995, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY AND ANY SUCCESSOR THERETO.";

provided that in addition to the foregoing legend:

(i) each certificate for Shares held by Michael J. Newsome immediately upon consummation of the transactions contemplated by the Stock Purchase and Redemption Agreement shall bear the legend including the following sentence:

               "THIS SECURITY IS SUBJECT TO A CALL BY THE COMPANY PURSUANT TO THE PROVISIONS OF THE MANAGEMENT LETTER AGREEMENT DATED AS OF NOVEMBER 1, 1995 BETWEEN THE BOARD OF THE COMPANY AND MICHAEL J. NEWSOME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY AND ANY SUCCESSOR THERETO.";

(ii) each certificate for Shares issued to any employee of the Company pursuant to an option award under the Option Plan shall bear the legend including the following sentence:

               "THIS SECURITY IS SUBJECT TO A CALL BY THE COMPANY PURSUANT TO THE PROVISIONS OF THE COMPANY'S STOCK OPTION PLAN, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY AND ANY SUCCESSOR THERETO"; and

(iii) each certificate for Callable Shares that is issued to any holder of the Anderson Subordinated Notes shall bear the legend including the following sentence:

               "THIS SECURITY IS ALSO SUBJECT TO A RESTRICTION ON TRANSFER SET FORTH IN SECTION 3.1(e) OF, AND TO A CALL BY THE COMPANY PURSUANT TO
         SECTION 5.12 OF, THE STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 1, 1995, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY AND ANY SUCCESSOR THERETO."

               (b) If (i) any Shares shall cease to be Registrable Stock, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first sentence of the legend required by Section 3.2(a) endorsed thereon, (ii) any Shares cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the second sentence of the legend required by Section 3.2(a) endorsed thereon and (iii) any Callable Shares shall cease to be "Callable Shares" in accordance with Section 3.1(e), the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares with the first sentence of the legend set forth in Section 3.2(a), if such Shares are then Registrable Stock, and with the second sentence of the legend set forth in Section 3.2(a), if such Shares are then subject to any restrictions on transfer set forth in this Agreement.

               3.3 Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Stockholder may at any time transfer any or all of its Shares (other than Callable Shares, unless such Callable Shares are Transferred to a member of the Anderson Group together with Anderson Subordinated Notes in accordance with Section 3.1(e)(i)) to one or more of its Permitted Transferees without the consent of the Board or any other Stockholder or group of Stockholders and without compliance with the provisions of Articles 3, 4 and 5 so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement, and
(ii) the transfer to such Permitted Transferee is not in violation of applicable federal, state or foreign securities laws.

               3.4 The Trusts. Each of the Trusts and its trustees shall take all necessary action so that the provisions of the relevant trust documents are not inconsistent or in conflict with the provisions of Articles 3, 4 and 5 and, in the event of any inconsistency or conflict between such trust documents and this Agreement, the provisions of this Agreement shall control.

               3.5 Preemptive Rights. If at any time the Company shall propose to (i) issue any Shares or (ii) except as permitted below, enter into any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Shares (including the issuance of options to acquire and securities convertible into or exchangeable or exercisable for Shares) (collectively, "Purchase Rights"), each of the Funds, the Anderson Group and the Management Group shall have the right to purchase the number of Shares or Purchase Rights, on the same terms as those on which the Company proposes to issue such Shares or Purchase Rights to Persons that are not Stockholders, so that, after the issuance of all of such Shares, or the issuance of such Purchase Rights and the exercise thereof, each of the Funds, the Anderson Group or the Management Group would, in the aggregate, hold the same proportional interest of the Fully Diluted Shares as was held by the Funds, the Anderson Group or the Management Group, as the case may be, prior to the issuance of such Shares and/or exercise of such Purchase Rights; provided that the rights of the Stockholders pursuant to this Section 3.5 shall not apply in connection with (i) the issuance of new Shares, options to purchase such Shares or other Purchase Rights to employees, officers and directors of the Company or any of its subsidiaries with respect to any employee benefit plan, incentive award program or other employee compensation arrangement, plan or program, (ii) the issuance of new Shares or Purchase Rights as part of or in connection with any debt financing, (iii) the issuance of new Shares or Purchase Rights in connection with (A) the acquisition, directly or indirectly, of all or a portion of the outstanding capital stock of, or substantially all of the assets of, another Person or (B) any merger of the Company with or into another Person, (iv) any Public Offering or (v) the conversion, exercise or exchange of, or otherwise as required by the terms of, outstanding securities of the Company (but excluding any securities issued in violation of this Agreement).


                                   ARTICLE 4
                       RIGHTS TO PARTICIPATE IN A SALE;
                            RIGHTS TO COMPEL A SALE

               4.1 Right to Participate in a Sale. (a) If the Funds (the "Section 4.1 Seller") propose to Transfer any Shares to a Third Party (a "Section 4.1 Sale"), the Section 4.1 Seller shall provide written notice of such proposed Section 4.1 Sale to the Other Stockholders ("Section 4.1 Notice"); provided that none of the rights described in this Section 4.1 shall apply (i) to transfers to Permitted Transferees of the Funds or (ii) to Transfers in accordance with (A) Article 5 pursuant to a Public Offering or
(B) Rule 144. The Section 4.1 Notice shall identify the number of Shares subject to the Section 4.1 Sale, the form and amount of the per Share consideration for which a sale is proposed to be made (the "Section 4.1 Sale Price") and all other material terms and conditions of the proposed Section 4.1 Sale. Each Other Stockholder shall have the option, exercisable by irrevocable written notice to the Section 4.1 Seller within 15 days after receipt of the Section 4.1 Notice (the "Section 4.1 Notice Period"), to participate in the Section 4.1 Sale for up to the number of Shares (other than Callable Shares) specified in such notice to the Section 4.1 Seller (the "Participating Shares"); provided that the Majority Anderson Stockholders shall have the exclusive right to exercise such option on behalf of the Anderson Group, and the Anderson Group shall constitute a single participant in any Section 4.1 Sale solely for purposes of allocating the number of Shares to be sold in such Section 4.1 Sale among the participants therein; provided further that if the aggregate number of Shares proposed to be sold in such
Section 4.1 Sale exceeds the number of shares that such Third Party is willing to purchase (the "Purchase Shares"), then the number of Shares to be sold by each participant in such Section 4.1 Sale shall be determined as follows: (A) each participant shall sell in such Section 4.1 Sale not less than the number of Shares equal to the lesser of (i) its Section 4.1 Pro Rata Portion (as defined below) of the Purchase Shares and (ii) the sum of the number of its Participating Shares or, in the case of the Section 4.1 Seller, of the number of Shares proposed to be sold by it in the Section 4.1 Notice; and (B) if the number of Purchase Shares exceeds the total number of Shares allocated among the participants in accordance with the immediately preceding clause (A) (the "Excess Number"), then each of the participants shall have the right to sell up to the Excess Number of additional Shares (other than the Callable Shares) in the following order of priority: first, the Funds, second, the Anderson Group, and third, the Management Group. "Section 4.1 Pro Rata Portion" means, with respect to any participant in the Section 4.1 Sale, at the time of any such Section 4.1 Sale, the proportion (expressed as a percentage) that such participant's ownership of Shares to be included in such Section 4.1 Sale bears to all Shares (other than Callable Shares) outstanding at such time.
Each participating Other Stockholder shall deliver to the Section 4.1 Seller the certificate or certificates representing the Shares of such Other Stockholder to be included in such Section 4.1 Sale, together with a limited power-of-attorney authorizing the Section 4.1 Seller to transfer such Shares pursuant to the terms and conditions set forth in the Section 4.1 Notice. Delivery of such certificate or certificates representing such Shares and the limited power-of-attorney authorizing the Section 4.1 Seller to transfer such Shares shall constitute an irrevocable acceptance of the Section 4.1 Sale by the Other Stockholder.

               (b) The per Share consideration to be paid to the Section 4.1 Seller and each Other Stockholder participating in the Section 4.1 Sale shall be the Section 4.1 Sale Price, and shall be identical in all respects except for any rounding or fractional Shares, and all other terms and conditions relating to the payment of the Section 4.1 Sale Price shall be substantially identical in all material respects and as set forth in the Section 4.1 Notice.
               (c) Promptly after the consummation of the sale of the Participating Shares of the Other Stockholders pursuant to the Section 4.1 Sale, the Section 4.1 Seller shall notify such Other Stockholders thereof and shall remit to each of such Other Stockholders at the address set forth in
Section 6.6 the total consideration for the Participating Shares of each such Other Stockholder transferred pursuant thereto as computed pursuant to Section 4.1(b); provided that if the Anderson Designee, at least one Business Day prior to the consummation of the Section 4.1 Sale, notifies in writing the
Section 4.1 Seller about the bank account of any member of the Anderson Group participating in such Section 4.1 Sale to which the consideration due for the Participating Shares being sold by such member shall be remitted, then it shall be remitted to such bank account concurrently with the consummation of such Section 4.1 Sale. In addition, promptly after the consummation of such
Section 4.1 Sale, the Section 4.1 Seller shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Other Stockholders.

               (d) If at the termination of the Section 4.1 Notice Period any Other Stockholder shall not have elected, as provided in Section 4.1(a), to participate in the Section 4.1 Sale, such Other Stockholder will be deemed to have waived any and all of its rights under this Section 4.1 with respect to the sale of any of its Shares pursuant to such Section 4.1 Sale. The Section
4.1 Seller shall have 120 days following such termination of the Section 4.1 Notice Period in which to sell the applicable Shares on substantially the same terms and conditions as were contained in the Section 4.1 Notice, at a price not higher than 102% of the price contained in the Section 4.1 Notice. Promptly after any sale pursuant to this Section 4.1, the Section 4.1 Seller shall notify the Company of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such transfer and of the terms thereof as the Company may request. If, at the end of such 120 day period, the Section 4.1 Seller has not completed the sale of all applicable Shares, the Section 4.1 Seller shall return to the Other Stockholders the limited power-of-attorney (and all copies thereof) together with all certificates representing the Shares which such Other Stockholders delivered for sale pursuant to this Section 4.1, and all the restrictions on transfer contained in this Agreement with respect to Shares owned by such Other Stockholders shall again be in effect.

               (e) Notwithstanding anything contained in this Section 4.1, there shall be no liability on the part of the Funds to any Other Stockholder if the sale of Shares pursuant to this Section 4.1, as proposed by the Section
4.1 Seller in the Section 4.1 Notice, is not consummated for whatever reason. Any decision as to whether to sell such Shares shall be at the Section 4.1 Seller's sole and absolute discretion.

               4.2 Right to Compel Participation in Certain Transfers. (a) If the Funds should Transfer Shares constituting not less than 100% of the Funds' Aggregate Ownership to any Third Party (a "Section 4.2 Sale"), the Funds may, at their option, require all but not less than all the Other Stockholders to participate in such transfer; provided that the Funds shall have such an option only for so long as their Aggregate Ownership equals or exceeds 40% of the Shares outstanding. Not later than 15 days prior to the proposed date of the Section 4.2 Sale, the Funds shall provide written notice of the Section 4.2 Sale to the Other Stockholders ("Section 4.2 Notice") and a copy of the agreement pursuant to which such Shares are proposed to be transferred (the "Section 4.2 Agreement"). The Section 4.2 Notice shall identify the transferee, the number of Shares subject to the Section 4.2 Sale, the form and amount of the per Share consideration for which a transfer is proposed to be made (the "Section 4.2 Sale Price") and all other material terms and conditions of the Section 4.2 Sale. Each Other Stockholder shall be required to participate in the Section 4.2 Sale on the terms and conditions set forth in the Section 4.2 Notice and to tender all its Shares, as set forth below. Within 10 days following receipt of the Section 4.2 Notice (the "Section 4.2 Notice Period"), each of the Other Stockholders shall deliver in escrow to a representative of the Funds designated in the Section 4.2 Notice certificates representing all Shares held by such Other Stockholder, duly endorsed, together with all other documents required to be executed in connection with such Section 4.2 Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Shares pursuant to this Section 4.2(a) at the closing for such Section 4.2 Sale against delivery to such Other Stockholder of the consideration therefor. In the event that an Other Stockholder should fail to deliver such certificates to the Funds, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 4.2(a) and that such Shares shall be transferred to the Third Party immediately upon surrender for transfer by the Other Stockholder thereof.

               (b) If, at the end of 120 day period following the Section 4.2 Notice, the Funds have not completed the transfer of all the Shares subject to the Section 4.2 Sale, the Funds shall return to each of the Other Stockholders all certificates representing Shares that such Other Stockholders delivered for Transfer pursuant hereto, together with all documents in the possession of the Funds executed by the Other Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to Shares owned by the Other Stockholders shall again be in effect, including, but not limited to, restrictions applicable to the Callable Shares pursuant to Section 3.1(e).

               (c) Promptly after the consummation of the transfer of Shares by the Funds and the Other Stockholders pursuant to this Section 4.2, the Funds shall give notice thereof to the Other Stockholders and shall remit to each of the Other Stockholders who have surrendered their certificates at the address set forth in Section 6.6 the total consideration for the Shares of such Other Stockholders transferred pursuant thereto; provided that if the Anderson Designee, at least one Business Day prior to the consummation of the
Section 4.2 Sale, notifies in writing the Funds about the bank account of any member of the Anderson Group participating in such Section 4.2 Sale to which the consideration due for the Shares so transferred by such member shall be remitted, then it shall be remitted to such bank account concurrently with the consummation of such Section 4.2 Sale. In addition, promptly after the consummation of such sale of Shares pursuant to this Section 4.2, the Funds shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Other Stockholders. The per Share consideration to be paid to the Funds and the Other Stockholders shall be the Section 4.2 Sale Price, it being understood and agreed that the consideration to be paid for each Callable Share shall be equal to such Section 4.2 Sale Price.

               (d) Notwithstanding anything contained in this Section 4.2, there shall be no liability on the part of any Fund to any Other Stockholder if the sale of Shares pursuant to this Section 4.2, as proposed by the Funds in the Section 4.2 Notice, is not consummated for whatever reason. Any decision as to whether to sell Shares shall be at the sole and absolute discretion of the Funds.

               4.3 Improper Transfer. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.


                                   ARTICLE 5
                              REGISTRATION RIGHTS

               5.1 Demand Registration. (a) At any time, the Funds may make a written request and, at least 270 days after the Initial Public Offering, the Majority Anderson Stockholders may make a written request (any such requesting Person or a group of Persons, as the case may be, a "Selling Stockholder"; provided that, in case of a request made by the Majority Anderson Stockholders, the term "Selling Stockholder" means each member of the Anderson Group who elects to include Registrable Stock in such registration) that the Company effect the registration under the Securities Act of such Selling Stockholder's Registrable Stock, and specifying the intended method of disposition thereof. The Company will promptly give written notice of such requested registration (a "Demand Registration") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all other Stockholders, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

               (i) in the case of a request made by the Funds, the Registrable Stock that the Company has been so requested to register by the Selling Stockholder, then held by the Selling Stockholder;

               (ii) in the case of a request made by the Majority Anderson Stockholders, the Registrable Stock that the Company has been requested in writing (not later than ten days after the initial request by the Majority Anderson Stockholders) to register by the Anderson Group, then held by the Anderson Group; and

               (iii) subject to Sections 5.1(d) and 5.2(b), all other Registrable Stock that any other Stockholder entitled to request the Company to effect an Incidental Registration (as such term is defined in Section 5.2) pursuant to Section 5.2 (all such Stockholders, together with the Selling Stockholder, the "Holders") has requested the Company to register by written request received by the Company within 15 days after the receipt by such Holders of such written notice given by the Company;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Stock so to be registered; provided that, subject to Sections 5.1(c) and (e), (i) the Company shall not be obligated to effect more than one Demand Registration for the Anderson Group pursuant to this Section 5.1 and (ii) the Company will not be required to effect more than one Demand Registration in any six-month period; and provided further that in the case of a Demand Registration made by the Anderson Group the shares of Registrable Stock required to be registered by the Anderson Group must have an aggregate fair market value in the reasonable opinion of the managing underwriter of at least $5,000,000.

               Notwithstanding the foregoing, in the event of a request for a Demand Registration made by the Anderson Stockholders, the Company shall have the option to either (A) proceed with such Demand Registration pursuant to the provisions of this Section 5.1 or (B) proceed with a registered primary offering of Common Stock, in which case, the Anderson Stockholders shall have the rights set forth in Section 5.2 and such offering shall not constitute a Demand Registration requested by the Anderson Stockholders pursuant to this
Section 5.1.

               Promptly after the expiration of the 15-day period referred to in Section 5.1(a)(iii), the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Stock requested to be included therein. The Selling Stockholder requesting a registration under this Section 5.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request (in case of a Demand Registration made by the Anderson Group such revocation may only be made by the Majority Anderson Stockholders), without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration; provided that if such registration is so revoked by the Anderson Group, such request shall constitute a Demand Registration unless the Anderson Group shall pay all expenses (including all Registration Expenses) in connection with such revoked registration; provided further that once the Anderson Group has revoked a Demand Registration pursuant to this sentence, the Anderson Group may not revoke any future Demand Registration requested by it pursuant to this Section 5.1(a).

               (b) The Company will pay all Registration Expenses in connection with any Demand Registration.

               (c) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Stock of the Holders included in such registration has actually been sold thereunder); provided that if after any registration statement requested pursuant to this Section 5.1 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court solely due to the actions or omissions to act of the Company prior to being effective for such 90-day period (or such shorter period) and (ii) less than 75% of the Registrable Stock included in such registration has been sold thereunder, such registration statement shall be at the sole expense of the Company and shall not be considered a Demand Registration.

               (d) If a Demand Registration involves a Public Offering and the managing underwriter shall advise the Company and the Selling Stockholder that, in its view, the number of Shares requested to be included in such registration (including shares of Registrable Stock requested to be included by the Selling Stockholder, shares of Registrable Stock requested to be included by other Holders pursuant to Section 5.2 and Common Stock which the Company proposes to be included which is not Registrable Stock exceeds the largest number of shares of Common Stock which can be sold without having an adverse effect on such offering, including the price at which such shares of Common Stock can be sold (the "Maximum Offering Size"), the Company will include in such registration, in the priorities listed below, up to the Maximum Offering Size:

               In the case of a Demand Registration made by the Funds:

               (A) first, all Registrable Stock requested to be included in such registration by the Funds and all other Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Funds and such other Holders on the basis of the relative number of shares of Registrable Stock requested to be included in such registration); and

               (B) second, any Common Stock proposed to be registered by the Company; and

               in the case of a Demand Registration made by the Anderson Group:

               (A) first, all Registrable Stock requested to be registered by the Anderson Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of shares of Registrable Stock requested to be registered);

               (B) second, all Registrable Stock to be included in such registration by any other Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Holders on the basis of the relative number of shares of Registrable Stock requested to be included in such registration); and

               (C) third, any Common Stock proposed to be registered by the Company.

               (e) If Registrable Stock representing 25% or more of the number of shares of Registrable Stock requested to be registered by any Person or Persons making a Demand Registration is not included in any Demand Registration, then such registration shall be at the sole expense of the Company and such registration shall not be considered a Demand Registration.

               (f) The Company shall not be required to effect registration pursuant to this Section 5.1 if a majority of the Board determines in good faith that owing to the business or market conditions or the business or financial condition of the Company it is inappropriate at such time to undertake a public offering of Common Stock; provided that the Company may elect not to effect registration on such grounds only once in any three year period beginning on the date of such election by the Company, and that within six months the Company shall effect such registration.

               5.2 Incidental Registration. (a) If the Company proposes to register any of its Common Stock under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or
(iii) in connection with a direct or indirect acquisition by the Company of another company), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 5.2(b), give prompt written notice at least 15 days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder, which notice shall set forth such Stockholder's rights under this Section 5.2 and shall offer such Stockholders the opportunity to include in such registration statement such number of shares of Registrable Stock as each such Stockholder may request (an "Incidental Registration"); provided that the members of the Management Group, collectively, shall only have the right to include in the Initial Public Offering the number of shares of Registrable Stock equal to 50% of the number of shares of Registrable Stock owned by the Management Group immediately following the consummation of the transactions contemplated hereby and by the Stock Purchase and Redemption Agreement; and provided further that, in the case of any Public Offering (including the Initial Public Offering), if the managing underwriter advises the Company that, in its view, either (i) no shares of Registrable Stock owned by any member of the Management Group shall be included in such Public Offering or (ii) the number of shares of Registrable Stock owned by the Management Group to be included in such Public Offering shall be limited, then the Company shall either not include such shares of Registrable Stock or limit them accordingly, in each case as advised by such managing underwriter. Upon the written request of any Stockholder made within 10 days after the receipt of notice from the Company (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which the Company has been so requested to register by such Stockholders, to the extent required to permit the disposition of the Registrable Stock so to be registered; provided that (A) if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Stock to the underwriters selected as provided in Section 5.4(f) on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Stock, the Company shall give written notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of the Funds, the Anderson Group or the Management Group under Section 5.1). No registration effected under this Section 5.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.1. The Company will pay all Registration
Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 5.2.

               (b) If a registration pursuant to this Section 5.2 involves a Public Offering (other than in the case of a Public Offering requested by the Funds or the Anderson Group in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.1(d) shall apply) and the managing underwriter advises the Company that, in its view, the number of shares of Common Stock that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

               (i) first, so much of the Common Stock proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size; and

             (ii) second, all Registrable Stock requested to be included in such registration by the Funds, the Anderson Group or the Management Group pursuant to this Section 5.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration).

               5.3 Holdback Agreements. If any registration of Registrable Stock shall be in connection with a Public Offering, the Funds and each Other Stockholder agree not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Shares, and not to effect any such public sale or distribution of any stock convertible into or exchangeable or exercisable for any Common Stock of the Company (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company and (ii) 180 days.

               5.4 Registration Procedures. Whenever Stockholders request that any Registrable Stock be registered pursuant to Section 5.1 or 5.2, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

               (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days.

               (b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Anderson Designee, the Funds and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement or prospectus or amendment or supplement thereto as proposed to be filed, and thereafter the Company will furnish to each such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Stockholder.

               (c) After the filing of the registration statement, the Company will promptly notify each Stockholder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               (d) The Company will use its best efforts to (i) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Stockholder holding such Registrable Stock reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Stock owned by such Stockholder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (e) The Company will immediately notify each Stockholder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such Stockholder any such supplement or amendment.

               (f) (i) The Funds will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by it of a Demand Registration and
(ii) the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Stock in any such Public Offering.

               (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.4 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Records have been made generally available to the public (other than as a result of a disclosure directly or indirectly by the Stockholders or the Inspectors). Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Stockholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

               (h) The Company will furnish to each such Stockholder and to each such underwriter, if any, a signed counterpart, addressed to each such Stockholder and underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

               (i) The Company shall use its best efforts to effect the listing of the Registrable Stock on each securities exchange, if any, on which shares of Common Stock are then listed or will be listed in connection with the registration of the Registrable Stock, to the extent the Registrable Stock satisfies the applicable listing requirements of such exchanges.

               (j) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

               The Company may require each such Stockholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Stock as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

               Each such Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5.4(e), such Stockholder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e), and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.4(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 5.4(e).

               5.5 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Stock covered by a registration statement, its officers, directors, partners, employees, trustees, beneficiaries, representatives and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the fullest extent lawful from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing and defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any such indemnified person) directly or indirectly caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any amendment thereto) or any prospectus relating to the Registrable Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or directly or indirectly caused by or arising out of any omission or alleged omission to state therein (in the case of the prospectus or any preliminary prospectus, in the light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in the light of circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability, judgments, actions or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such person if it is determined that the Company has provided such prospectus (or such amended or supplemented prospectus, as the case may be) and it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 5.5.

               5.6 Indemnification by Participating Stockholders. Each Stockholder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (a) with respect to information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus or (b) to the extent that any loss, claim, damage, liability or expense described in Section 5.5 results from the fact that a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such person if it is determined that it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.6.

               5.7 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article 5, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying
Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

               5.8 Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) as between the Company and the Stockholders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Stock, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5.8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Stock of such Stockholder was offered to the public exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Stockholder's obligation to contribute pursuant to this Section 5.8 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

               5.9 Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

               5.10 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

               5.11 Use of Proceeds. Unless the Funds and the Anderson Designee agree otherwise, the Company shall apply not less than 50% of the net proceeds to it from each Public Offering towards repayment at par of any amounts outstanding, at the time of such Public Offering, under [the Anderson Subordinated Notes and the SK Subordinated Notes] (pro rata based on the amounts due to each holder thereof) until no amounts are outstanding under the Anderson Subordinated Notes and the SK Subordinated Notes.

               5.12 Transfer of Shares While Anderson Subordinated Notes Outstanding; Call of Callable Shares.

               (a) For so long as any amounts remain outstanding under the Anderson Subordinated Notes, no member of the Anderson Group or the Management Group may Transfer any Shares without the prior written approval of the Funds (such approval to be granted or refused within 20 Business Days of a written request therefor). For so long as any amounts remain outstanding under the Anderson Subordinated Notes, the Funds may not Transfer any Shares without the prior written approval of the Anderson Designee (such approval to be granted or refused within 20 Business Days of a written request therefor) unless concurrently with such Transfer by the Funds, the Company shall redeem all of the then outstanding Anderson Subordinated Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the date of such redemption.

               (b) Concurrently with the redemption of the Anderson Subordinated Notes contemplated by Section 5.12(a), each holder of Callable Shares shall be unconditionally obligated to sell and deliver to the Company (free and clear of any lien, security interest or other encumbrance or restriction (other than as contemplated hereby) and suitably endorsed for transfer) and the Company shall purchase from each such holder, all but not less than all of the then outstanding Callable Shares held by such holder at a call price of $.01 per Callable Share (the "Call Price"). Immediately upon the redemption of the Anderson Subordinated Notes contemplated by Section 5.12(a) and without any further action and without notice, such Callable Shares shall be deemed canceled and thereafter the only right of the holders of the Callable Shares shall be to receive the Call Price for each Callable Share so held. The Company shall promptly thereafter give notice of such call to each holder of Callable Shares in accordance with Section 6.6; provided that the failure to give, or any defect in, such notice shall not affect the validity of such call. Each notice of call will state the method by which the payment of the Call Price shall be made.

                                   ARTICLE 6
                                 MISCELLANEOUS

               6.1    Information.  The Company will deliver to the Anderson
Designee:

               (a) as soon as available and in any event no later than 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flow and stockholders equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of the Company's auditors; and

               (b) as soon as available and in any event no later than 45 days after the end of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, cash flow and stockholders equity for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the president or the chief financial officer of the Company.

               6.2 Entire Agreement. This Agreement and the Securities Purchase and Redemption Agreement and all other documents and agreements contemplated thereby constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

               6.3 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               6.4 Assignability. This Agreement shall not be assignable by any party hereto, except that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "Stockholder" hereunder. Any Stockholder who ceases to own beneficially any Shares shall cease to be bound by the terms hereof (other than the provisions of Sections 5.5, 5.6, 5.7, 5.8, and 5.10 applicable to such Stockholder with respect to any offering of Registrable Stock completed before the date such Stockholder ceased to own any Shares).

               6.5 Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and each of the Funds and the Anderson Designee.

               (b) This Agreement shall terminate upon the number of Shares held by the Anderson Stockholders falling below 50% of the number of the Original Anderson Shares; provided that this Agreement may be terminated at any time by written consent of each Fund and the Anderson Designee; and provided further that Sections 5.5 through 5.8 and 5.10 shall survive such termination.

               6.6 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions) and shall be given,

         if to the Other Stockholders to:

               Hibbett Sporting Goods, Inc.
               131 South 25th Street
               Irondale, AL  35211
               Attention:  Charles C. Anderson
                             Joel R. Anderson
                             Charles C. Anderson, Jr.
                             Terrence C. Anderson
                             Clyde B. Anderson
                             Harold M. Anderson
                             First Anderson Grandchildren's Trust
                    F/B/O Charles C. Anderson III
                             First Anderson Grandchildren's Trust
                    F/B/O Lauren A. Anderson
                             First Anderson Grandchildren's Trust
                    F/B/O Hayley E. Anderson
                             Second Anderson Grandchildren's Trust
                     F/B/O Alexandra R. Anderson
                             Third Anderson Grandchildren's Trust
                    F/B/O Taylor Claire Anderson
                             Fourth Anderson Grandchildren's Trust
                     F/B/O Carson Caine Anderson
                             Fifth Anderson Grandchildren's Trust
                    F/B/O Harold M. Anderson, Jr.
                             Sixth Anderson Grandchildren's Trust
                    F/B/O Bentley Barbour Anderson
                             Seventh Anderson Grandchildren's Trust
                      F/B/O Olivia Barbour Anderson
                             The Ashley R. Anderson Trust
                             Joel R. Anderson II Trust
                             Gerald H. Daugherty
                             Martin R. Abroms
                             Sandra B. Cochran
                             Michael J. Newsome
               Fax:  (205) 956-0164

         with a copy to:

               Latham & Watkins
               885 Third Avenue
               New York, New York  10022
               Attention:  Steven Della Rocca
               Fax:  (212) 751-4864

         and a copy to the Funds at their address listed below.

         If to the Company, to:

               Hibbett Sporting Goods, Inc.
               131 South 25th Street
               Irondale, AL  35211
               Attention:  President
               Fax: (205) 956-0614

         and a copy to Latham & Watkins and the Funds at their respective addresses listed herein.

         If to the Funds, to:

               The SK Equity Fund, L.P.
               SK Investment Fund, L.P.
               667 Madison Avenue
               21st Floor
               New York, New York 10021
               Attention:  John Megrue
               Fax:  (212) 755-1624

         with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York  10017
               Attention:  John J. McCarthy, Jr.
               Fax:  (212) 450-4800

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

               Any Person who becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

               6.7 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

               6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               6.9 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

               6.10 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, in the event of such breach or threatened breach, in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

               6.11 Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, and each of the parties hereby submits and consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the Company, the Anderson Stockholders and the Management Stockholder irrevocably designates, appoints, authorizes and empowers as its agent for service of process CT Corporation System at its offices currently located at 1633 Broadway, New York, New York 10019 to accept and acknowledge for and on behalf of such Pledgor and such Assignor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating to this agreement or the Stock Purchase and Redemption Agreement in any New York State or Federal court sitting in New York City. Each Anderson Stockholder hereby agrees to execute such other documents and to take such other actions as may be reasonably required to effect its submission to the non-exclusive jurisdiction of New York courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.6 shall be deemed effective service of process on such party.

               6.12 Notice of Ownership Change. Each Anderson Stockholder agrees to give prompt notice to the Company of any change in the number of Shares and principal amount of the Subordinated Notes held by such Anderson Stockholder.

               6.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


THE SK EQUITY FUND, L.P.
By SK Partners, L.P., the General Partner

By: /s/ John F. Megrue
   Name: John F. Megrue
   Title: Attorney-in-fact for Allan W. Karp


SK INVESTMENT FUND, L.P.,
By SK Partners, L.P., the General Partner


By: /s/ John F. Megrue
   Name: John F. Megrue
   Title: Attorney-in-fact


CHARLES C. ANDERSON



By: /s/ Charles C. Anderson
        Charles C. Anderson


JOEL R. ANDERSON



By: /s/ Joel R. Anderson
        Joel R. Anderson


CHARLES C. ANDERSON, JR.



By: /s/ Charles C. Anderson, Jr.
        Charles C. Anderson, Jr.


TERRENCE C. ANDERSON



By: /s/ Terrence C. Anderson
        Terrence C. Anderson



CLYDE B. ANDERSON



By: /s/ Clyde B. Anderson
        Clyde B. Anderson


HAROLD M. ANDERSON



By: /s/ Harold M. Anderson
        Harold M. Anderson


FIRST ANDERSON GRANDCHILDREN'S TRUST
  F/B/O CHARLES C. ANDERSON, III


By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


FIRST ANDERSON GRANDCHILDREN'S TRUST
  F/B/O LAUREN A. ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


FIRST ANDERSON GRANDCHILDREN'S TRUST
  F/B/O HAYLEY E. ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer

SECOND ANDERSON GRANDCHILDREN'S TRUST
  F/B/O ALEXANDRA R. ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer




THIRD ANDERSON GRANDCHILDREN'S TRUST
  F/B/O TAYLOR CLAIRE ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


FOURTH ANDERSON GRANDCHILDREN'S TRUST
  F/B/O CARSON CAINE ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


FIFTH ANDERSON GRANDCHILDREN'S TRUST
  F/B/O HAROLD M. ANDERSON, JR.



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


SIXTH ANDERSON GRANDCHILDREN'S TRUST
  F/B/O BENTLEY BARBOUR ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


SEVENTH ANDERSON GRANDCHILDREN'S TRUST
  F/B/O OLIVIA BARBOUR ANDERSON



By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer




THE ASHLEY R. ANDERSON TRUST



By: /s/ Ashley Anderson
         Name
         Trustee


By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


JOEL R. ANDERSON II TRUST



By: /s/ Ashley Anderson
         Name
         Trustee


By: /s/ Jackie Menz
         Name Jackie Menz
         Trustee AVP and Trust Officer


GERALD H. DAUGHERTY



By: /s/ Gerald H. Daugherty
        Gerald H. Daugherty


MARTIN R. ABROMS



By: /s/ Martin R. Abroms
        Martin R. Abroms



SANDRA B. COCHRAN


By: /s/ Sandra B. Cochran
        Sandra B. Cochran



MICHAEL J. NEWSOME



By: /s/ Michael J. Newsome
        Michael J. Newsome



HIBBETT SPORTING GOODS, INC.



By: /s/ Michael J. Newsome
   Name: Michael J. Newsome
   Title: President